UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
____________________

YAFARM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-5156305
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

197 Route 18 South, Suite 3000, PMB 4157 East Brunswick, NJ	08816
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-140764  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered
Common Stock, par value $0.001

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

            This Registration Statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.001 (the “Common Stock”), of YaFarm Technologies, Inc., a Delaware corporation (the “Registrant”). The description of the Common Stock to be registered hereunder set forth under the caption “Description of Securities” in the Registrant's Registration Statement on Form SB-2, Registration No. 333-140764 (the “Registration Statement”), filed with the Securities and Exchange Commission, as amended, and is incorporated herein by this reference.

ITEM 2.	EXHIBITS

             The following exhibits are filed or incorporated by reference to the Registration Statement:

2.1 (1)	Reorganization and Stock Purchase Agreement dated as of July 31, 2006, between the Company and YaFarm Group, LLC

3.1 (1)	Certificate of Incorporation of YaFarm Technologies, Inc., filed on June 16, 2006

3.2 (1)	Certificate of Amendment of Certificate of Incorporation of YaFarm Technologies, Inc., filed on June 28, 2006

3.3 (1)	Bylaws of YaFarm Technologies, Inc.

(1)	Incorporated by reference from our registration statement on Form SB-2, filed with the Commission on February 16, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

YaFarm Technologies, Inc.

Dated: July 24, 2007	By:	/s/ Hong Zhao
Hong Zhao
Its: President